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                                                                    EXHIBIT 23.5

               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of the use of our report, Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests of Tatham Offshore, Inc., dated as of June 30, 1997, and to all references to our firm appearing in DeepTech International Inc.'s Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997 incorporated by reference in this Form S-4. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                                /s/ Ryder Scott Company
                                                    Petroleum Engineers

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS
Houston, Texas

July 15, 1998